UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): November 12, 2003


                             PATAPSCO BANCORP, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


            Maryland                      0-28032                52-1951797
----------------------------------   -------------------     -------------------
(State or Other Jurisdiction of          (Commission          (I.R.S. Employer
 Incorporation or Organization           File Number         Identification No.)



             1301 Merritt Boulevard, Dundalk, MD           21222-2194
             --------------------------------------------------------
             (Address of Principal Executive Offices)      (Zip Code)



       Registrant's telephone number, including area code: (410) 285-1010

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE
------------------------------------------------

     On November 12, 2003, the Board of Directors of Patapsco Bancorp, Inc. issued a press releasing announcing that The Patapsco Bank and Parkville Federal Savings Bank ("Parkville") have entered into a Reorganization and Merger Agreement dated November 12, 2003 (the "Agreement"), pursuant to which The Patapsco Bank would acquire Parkville by way of a merger of Parkville with a to-be-formed interim federal savings bank subsidiary of The Patapsco Bank (the "Merger"). As a result of the Merger, each outstanding share of common stock of Parkville will be converted into the right to receive a cash payment in the amount of $62.51 per share of Parkville common stock from The Patapsco Bank, subject to the right of a holder of such common stock to dissent under the regulations of the Office of Thrift Supervision.

     The consummation of the Merger is subject to a number of customary conditions, including but not limited to: (i) the receipt of all regulatory approvals; and (ii) the adoption and approval of the Agreement by the stockholders of Parkville.

     For further information, see the press release dated November 12, 2003, attached as Exhibit 99 and incorporated herein by reference.

ITEM 7.  FINANCIAL  STATEMENTS,  PRO FORMA  FINANCIAL  INFORMATION  AND EXHIBITS
--------------------------------------------------------------------------------

     (a)  Not applicable.


     (b)  Not applicable.


     (c)  The following exhibit is filed herewith:


          Exhibit 99     Press Release dated November 12, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PATAPSCO BANCORP, INC.



Date:    November 12, 2003         By:/s/Joseph J. Bouffard
                                      ------------------------------------------
                                      Joseph J. Bouffard
                                      President